BUSINESS PURCHASE AGREEMENT

THIS AGREEMENT (“Agreement”) is made as of the 10th day of July, 2013, by and between Domain Media Corp., a Nevada Corporation (the “Company”, “Issuer”, or “DMC”), and Domain Media, LLC, an Arizona Limited Liability Company (“Domain”) and Christopher J. Kern (collectively the “Seller” or “CJK”) an individual.

WHEREAS, the Seller shall sell to the Company upon the date first written above (“Sale Date”), and the Company shall purchase from the Seller, all websites, domain names, software, articles, databases, email lists, images, and the like that have been developed and/or acquired by Domain with a focus towards the Internet Advertising, Internet Media, Domain Names, and websites, which shall be listed on Schedule A, hereto (“Internet Business”). In addition, Seller shall advise with any ongoing marketing, revenue generation, continued development and the potential sale of Domain’s services (“Services”) and shall be the President of the Company.

Payment for the Internet Business:   The Company shall pay to CJK, the following: (a) the issuance of 20,000,000 shares of common stock of the Company. The Company intends on either 1) filing a registration statement with the Securities and Exchange Commission to become a publicly filed company within ninety (90) days from the Sale Date, 2) merge with an existing public company that is traded on the OTCMarkets or OTC Bulletin Board, or 3) shall defer filing a registration statement and go public by way of filing the 15C-211 on behalf of the Company’s existing business and shareholders, and will endure its best efforts to become publicly traded on any exchange or over the counter within a reasonable time thereafter; b) the Company shall assume loans due to CJK on behalf of Domain, in the approximate amount of $315,000 (the “Loans”) in addition to any and all accounts and trade payables. It has been further agreed by the parties herein that said Loans shall be convertible, at the discretion of CJK, to the common stock of the Company on the basis and price of $0.04 per share, the Loans shall have no interest rate, and shall be due and payable in full within three (3) years from the date herein.

Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value per share of $0.0001 (the “Common Stock”) and 10,000,000 shares of preferred stock with a par value per share of $0.0001 (the “Preferred Stock”), of which 5,000,000 common shares are issued and outstanding, and no shares of preferred stock are issued and outstanding. A true, correct, and complete stockholder list of the Company is attached hereto as Schedule 2.1(f)(i). As of the date hereof, each person owns of record such number, class, and series of capital stock as is set forth opposite such person’s name on Schedule 2.1(f)(i). All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, non-assessable, and were issued in compliance with all federal and state securities laws. No shares of Common Stock or Preferred Stock are held in treasury. Except as disclosed in Schedule 2.1(f)(ii), there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible or exchangeable securities, profits interests, conversion rights, preemptive rights, rights of first refusal or other rights, agreements, arrangements or commitments of any nature whatsoever under which the Company is or may become obligated to issue, redeem, assign or transfer any shares of capital stock or purchase or make payment in respect of any shares of capital stock of the Company now or previously outstanding, and there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to or any shares of its capital stock. There are no stockholders agreements, voting agreements, or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

Royalty Fees:

There shall be no royalty fee granted to any party pursuant to this agreement.

Change of Control:  If the Company endures a change of control, whereby more than 50% of the Company’s common stock changes control by way of merger, sale or investment, the Loans shall become immediately due and payable by the Company to the Seller.

Non-Disclosure:

The Company hereby agrees to maintain the confidentiality of this Agreement and not to disclose the nature and terms of the sale of the Internet Business, except as required by applicable law or pursuant to any disclosures required to be made pursuant to any offering or sale being conducted by the Company in its pursuit of becoming a public company.

Confidentiality:  Notwithstanding any other provision hereof, the parties agree that any documents or information, which the Company provides or has previously provided to the Seller in connection with the Services, shall be deemed to be “Confidential Information” hereunder.  Any Confidential Information which the Company discloses (or has disclosed prior to the date hereof) to the Seller (a) shall not be used by the Seller in its business activities or for any purpose other than in connection with the Services and (b) shall not be disclosed by the Seller to any other person or entity without the Company’s prior written consent; provided, however, that the Seller may reveal such information to its representatives and Sellers who (i) need to know or be aware of the Confidential Information in connection with the Services and (ii) are informed of the confidential nature of the Confidential Information and agree to comply with the provisions of this Agreement.

Expenses:

In addition to any fees payable hereunder, the Company shall reimburse the Seller for all reasonable out-of-pocket expenses incurred in connection with the Services performed, including (1) name renewal fees, website transfer fees, and other associated expenses; (2) reasonable charges for any related travel; (3) and any other reasonable expenses paid or incurred on the Company’s behalf.  All such expenses shall be pre-approved by the Company in writing. The Company shall be directly responsible for any and all website development costs, software licenses, software development, and content acquisition application expenses for the Internet Business.

Representations and Warranties concerning Domain and the Seller. The Seller and CJK jointly and severally, hereby represent and warrant to the Company to the best of their knowledge as follows:

(a)

Authority. The Seller has all necessary power and authority to enter into and deliver this Agreement and each of the other agreements, certificates, instruments, and documents contemplated hereby (collectively, the “Ancillary Documents”) to which it is a party, to carry out its obligations hereunder and under any Ancillary Document and to consummate the transactions contemplated hereby and by the Ancillary Documents. All actions, authorizations, and consents required by Law for the execution, delivery and performance by the Seller of this Agreement and each Ancillary Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been properly taken or obtained, including without limitation, the approval of this Agreement and the transactions contemplated by it by the Board of Directors of the Seller.

(b)

Execution and Delivery. This Agreement has been, and each Ancillary Document to which the Seller is a party will be at the Closing, duly authorized, executed, and delivered by the Seller and constitutes a legal, valid, and binding obligation of the Seller and Domain, enforceable against the Seller and Domain in accordance with their respective terms and conditions, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting or relating to creditors’ rights generally or by general principles of equity.

(c)

No Conflicts. The execution, delivery and performance by the Seller of this Agreement and each Ancillary Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not violate, conflict with or result in a breach of any term, condition or provision of, or require the consent of any Person under, or result in the creation of or right to create any Lien upon any of the assets of the Seller or Domain under, (i) any Laws to which Domain or any of its assets are subject, (ii) any permit, judgment, order, writ, injunction, decree or award of any Governmental Authority to which the Company or any of its assets are subject, (iii) the certificate or articles of incorporation or bylaws of Domain, or (iv) any license, indenture, promissory note, bond, credit or loan agreement, lease, agreement, commitment or other instrument or document to which Domain is a party or by which Domain or any of its assets are bound.

(d)

Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, is required to be obtained by the Seller or Domain in connection with or as a result of the execution and delivery of this Agreement or any of the Ancillary Documents, or the performance of its obligations hereunder and thereunder.

(e)

Organization, Standing and Qualification. Domain Media, LLC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona. The Company has all requisite power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, to use its name and is duly qualified, licensed, or authorized to do business and in good standing, in each jurisdiction where the nature of the activities conducted by it or the character of the properties owned, leased or operated by it require such qualification, licensing or authorization. Domain’s corporate minute books reflect all resolutions approved and other actions taken by its shareholders or Board of Directors and any committees thereof since the date of its incorporation. True, correct, and complete copies of the Certificates of Incorporation and Bylaws of Domain, each as currently in effect (collectively, the “Organization Documents”) are incorporated by reference and provided in Domain’s due diligence file.

(f)

No Subsidiaries or Other Equity Interests. Domain Media, LLC does not, nor has it ever at any time since its organization, had a direct or indirect Subsidiary or owned, directly or indirectly, any equity, investment or other equity interest, or any right (contingent or otherwise) to acquire the same, in any other Person.

(g)

Material Changes. Since the date of the latest balance sheet included within the Financial Statements, except as specifically disclosed in Schedule 2.1(g), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any Liabilities (contingent or otherwise), (iii) Domain has not materially altered its method of accounting or the identity of its auditors, (iv) Domain has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) Domain Media, LLC has not issued any equity securities.

(h)

Internal Control over Financial Reporting. Domain Media, LLC maintains a system of internal control over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(i)

intentionally omitted

(j)

Ordinary Course. Since the Balance Sheet Date, except as otherwise disclosed on Schedule 2.1(j), Domain Media, LLC has operated its business in the ordinary course consistent with past practice and there has not occurred:

(i)

any change in the condition (financial or otherwise), properties, assets, liabilities, business, prospects, operations or results of operations that has had or could reasonably be expected to have a Material Adverse Effect on the Company;

(ii)

any amendments or changes in any of its Organization Documents;

(iii)

any issuance or sale of any shares of or interests in, or rights of any kind to acquire any shares of or interests in, or receipt of any payment based on the value of, its capital stock or any securities convertible or exchangeable into shares of its capital stock (including, without limitation, any stock options, phantom stock or stock appreciation rights) or any adjustment, split, combination or reclassification of its capital stock, or any declaration or payment of any dividend or any distribution on, or any redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock;

(iv)

any investment of a capital nature on its own account;

(v)

any entering into, amendment of, modification in, relinquishment, termination or non-renewal by Domain of any contract, lease, transaction, commitment or other right or obligation, except for purchase and sale commitments entered into in the ordinary course of business consistent with recent past practice;

(vi)

any waiver, forfeiture or failure to assert any rights of a material value or made, whether directly or indirectly, any payment of any material Liability before the same came due in accordance with its terms;

(vii)

any material damage, destruction or loss of Domain’s assets or properties, whether covered by insurance or not;

(viii)

any payment of (or any making of oral or written commitments or representations to pay) any bonus, increased salary or special remuneration to any director, officer, employee or consultant or any entry into or alterations of the terms of any employment, consulting or severance agreement with any such person; any payment of any severance or termination pay (other than payments made in accordance with existing plans or agreements); any grant of stock option or issuance of any restricted stock; any entry into or modification of any agreement or Employee Benefit Plan (except as required by law) or any similar agreement;

(ix)

any modification of any term of benefits payable under any Employee Benefit Plan;

(x)

(A) any creation, incurrence or assumption of any Liability for borrowed money except those Liabilities incurred in the ordinary course of business consistent with recent past practice, (B) issuance or sale of any securities convertible into or exchangeable for debt securities of Domain; or (C) issuance or sale of options or other rights to acquire from Domain, directly or indirectly, debt securities of Domain or any securities convertible into or exchangeable for any such debt securities;

(xi)

any material change in the amounts or scope of coverage of insurance policies;

(xii)

any merger or consolidation with any other Person, acquisition of any capital stock or other securities of any other Person, or acquisition of all or a significant portion of the assets of any other Person, or acquisition of any assets or properties from any Buyer or its affiliate or family member;

(xiii)

any assumption or guarantee of any Liability or responsibility (whether primarily, secondarily, contingently or otherwise) for the obligations of any other Person;

(xiv)

any loan, advance (including, without limitation, any loan or advance to any stockholder, officer, director or employee of such Company) or capital contribution to, or investment in, any Person;

(xv)

any sale, transfer or lease to others of, any grant, creation or assumption of Liens against, or otherwise disposed of, any of its material assets, whether tangible or intangible;

(xvi)

any lapse, failure to take any actions to protect, or any adverse change in respect of any of its Proprietary Rights;

(xvii)

any consummation of any other transaction that is not in Domain Media, LLC’s ordinary course of business consistent with recent past practice;

(xviii)

any collection of Domain’s accounts receivable, or any payment of Domain’s accounts payable, in each case that is not in Domain’s ordinary course of business consistent with recent past practice; or

(xix)

any agreement or commitment, in writing or otherwise, to take any of the actions described in the foregoing subclauses (i) through (xviii).

(k)

Title to Assets. Schedule 2.1(k) sets forth a true and complete list of all tangible and intangible assets owned, leased, or otherwise used by Domain Media, LLC, identifying whether it is owned or leased, and if leased, the lessor or other owner thereof. Except as disclosed on Schedule 2.1(l), Domain has good and marketable title to all of the tangible and intangible assets owned by it, free and clear of any Liens, and none of such assets are owned by any Person other than Domain. Domain owns, leases, licenses or otherwise has the contractual right to use all of the assets used in or necessary for the conduct of its business as currently conducted. All personal property owned or leased by Domain, taken as a whole, is in good repair and is operational and usable in the operation of Domain, subject to ordinary wear and tear.

(l)

intentionally omitted

(m)

Proprietary Rights.

(i)

Domain Media, LLC owns or possesses licenses or other rights to use all trademarks, trade and business names, internet domain names, service marks, service names, copyrights, customer lists, trade secrets and inventions (whether or not patentable) (collectively, “Proprietary Rights”) that are necessary to the conduct of Domain’s business as currently conducted or anticipated.

(ii)

Schedule 2.1(m)(ii) sets forth a true and complete list of all trademarks, trade names, service marks, service names, internet domain names, copyrights and patents included in the Proprietary Rights of Domain Media, LLC (identifying which are owned and which are licensed), including all United States, state and foreign registrations or applications for registration thereof and all agreements relating thereto. All filing, registration, maintenance or similar fees payable in connection with each registration (or application therefor) of Proprietary Rights set forth on Schedule 2.1(m)(ii) have been paid and each such registration is valid and in full force and effect.

(iii)

Except as disclosed in Schedule 2.1(m)(iii), Domain is not required to pay any royalty, license fee or similar compensation in connection with the conduct of its business as currently conducted.

(iv)

Domain has not interfered with, infringed upon, misappropriated or otherwise come into conflict with the Proprietary Rights of any other Person or committed any acts of unfair competition and no claims have been asserted by any Person alleging such interference, infringement, misappropriation, conflict or act of unfair competition.

(v)

To the Knowledge of the Seller and Domain, no Person is infringing upon its Proprietary Rights.

(n)

Material Agreements. True, correct, and complete copies (including all amendments and extensions thereof and all waivers thereunder) or, if oral, an accurate and complete description, of each of the following, whether written or oral, to which the Seller or Domain is a party or is otherwise bound (each, a “Material Agreement”), are attached hereto as Schedule 2.1(n)(i):

(i)

all loan agreements, indentures, mortgages, notes, installment obligations, capital leases or other agreements or instruments relating to the borrowing of money (or guarantees thereof);

(ii)

all continuing contracts or commitments for the future purchase, sale or manufacture of products, materials, supplies, equipment or services requiring payment to or from Domain;

(iii)

all contracts with any Governmental Authority;

(iv)

all leases, subleases or any other agreements or arrangements under which Domain has the right or license to use any personal property, whether tangible or intangible, owned or licensed by another Person;

(v)

all agreements or arrangements under which any other Person has the right or license to use any real property or personal property, whether tangible or intangible, owned, leased or licensed by Domain;

(vi)

all contracts or understandings which by their terms restrict the ability of Domain to conduct its business or to otherwise compete, including as to manner or place;

(vii)

all joint venture or similar agreements or understandings;

(viii)

lease and other agreements pertaining to the Real Property;

(ix)

all collective bargaining, employment, severance, consulting, nondisclosure or confidentiality agreements, and agreements requiring a charge of control or parachute payments, or any other type of contract or understanding with any officer, employee or consultant, other than pursuant to Employee Benefit Plans, which is not immediately terminable by the Seller or Domain without cost or other liability to Domain;

(x)

all agreements with sales agents or representatives, wholesalers, distributors and dealers;

(xi)

all agreements concerning any Hazardous Materials; and

(xii)

all other agreements, without regard to monetary amount, to which Domain Media, LLC has been a party since January 1, 2013.

(o)

Litigation. Except as disclosed on Schedule 2.1(u), there is no claim, legal action, suit, arbitration, investigation or other proceeding pending, or to the Knowledge of the Company, threatened against or relating to Domain Media, LLC or its assets. Neither Domain nor any of its assets are subject to any outstanding judgment, order, writ, injunction or decree of any Governmental Authority. There is currently no investigation or review by any Governmental Authority with respect to Domain pending or, to the Knowledge of the Seller or Domain, threatened, nor has any Governmental Authority notified the Seller or Domain of its intention to conduct the same.

(p)

Compliance with Laws. Domain Media, LLC has all licenses, permits, and other authorizations from all applicable Governmental Authorities necessary or desirable for the conduct of its business as currently conducted or as currently expected to be conducted following the Closing Date. Schedule 2.1(p) hereto sets forth a true and complete list of all such licenses, permits and other authorizations obtained by Domain, each of which is in full force and effect and no violations thereunder have been recorded. Domain is in compliance, and has complied, with all Laws applicable to it and has not received any notice of any violation thereof.

Survival:  The parties agree that all warranties, covenants and agreements contained in this Agreement shall survive the closing of the transactions contemplated by this Agreement.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

Severability:   If any provision of this Agreement is found by a court of competent jurisdiction to be legally invalid or unenforceable:  (a) the validity and enforceability of the remainder of this Agreement shall not be affected, (b) such provision shall be deemed modified to the minimum extent necessary to make such provision consistent with applicable law, and (c) such provision shall be valid, enforceable and enforced in its modified form.

Entire Agreement: This Agreement constitutes and integrates the entire Agreement between the parties hereto with respect to the subject matter hereof, and no prior contemporaneous negotiation or agreement, whether written or oral, shall have any effect.  No claim, waiver, modification, consent or acquiescence with respect to any of the provisions of this Agreement shall be made against either party hereto except on the basis of a written instrument duly executed by or on behalf of such party.

Governing Law and Interpretation:  This Agreement shall be governed and conformed in accordance with the laws of the State of New York, without regard to its choice or conflict of laws provisions and each party hereby consents to the exclusive jurisdiction of the Supreme Court located in the County of Maricopa, State of Arizona in connection with any dispute arising from or relating to this Agreement, or otherwise relating to the Party relationship. In any action, lawsuit or proceeding brought to enforce or interpret the provisions of this Agreement and/or arising out of or relating to any dispute between the party, the prevailing party with respect to each specific issue in a matter shall be entitled to recover all of his or its costs and expenses relating to such issue (including without limitation, reasonable attorney’s fees and disbursements) in addition to any other relief to which such party may be entitled.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly caused this Purchase Agreement to be executed as of the day and year first above written.

DOMAIN MEDIA CORP.

DOMAIN MEDIA, LLC

/s/ Christopher J. Kern

/s/ Christopher J. Kern

Authorized Signature

Authorized Signature

Print Name: Christopher J. Kern

Print Name: Christopher Kern

Title: President

Title: Managing Member
Date: 7/10/2013

Date: 7/10/2013

Address:

 Address:

1854 E. Scorpio Place

1854 E. Scorpio Place, Suite 201

Chandler AZ, 85249

Chandler AZ, 85249

480-273-7541

480-659-4907

480-323-2579

480-323-2579

chris@domainmediacorp.com

ckernaz@gmail.com

Witness

Witness

______________________________

____________________________

Print Name:____________________

Print Name:__________________

Date:__________

Date:________

SCHEDULE A

Domain Names, Websites, Software (Internet Business)

All domain names as listed with the Registrar, GoDaddy, Inc. (approx 120), including account passwords. All domain names as listed with the Registrar, MyDomain.com, Inc. (Dotster) (approx 400), including account passwords. (Specific domain names have been removed for competitive and confidentiality purposes)

All affiliate network and domain name parking account login information for Commission Junction, Clickbooth, DomainSponsor, TrafficClub, InternetTraffic, LeadPile, Amazon.com, Google Adwords, AffiliateFuel, MaxBounty, CPATank, DomainNameSales, DirectCPV, NeverBlue, HubPages, TrafficClub, SmartName, LinkShare, MoreNiche, ClickBank.com, and the like.

All information and access to content development and website development resources, including but not limited to GoArticles, PRLog, TextBroker, Elance, ODesk, ThemeForest, Fiverr, and the like.

All information and login access to social media accounts with GooglePlus, GoogleAnalytics, Facebook, Twitter, LinkedIn, PlentyOfFish, Squidoo, StumbleUpon, DNForum, RSSMicro, and Pinterest.

All login information and access to email service providers, namely, GetResponse, and GoDaddy.

All hosting login information for MediaTemple.net

All hosting login information for GoDaddy.com

All information and access to business services websites, and the respective email accounts for DomainMediaCorp.com, LeadBistro.com, TheMarketingScope.com, and RecruitingScope.com.

All software programs and their respective licenses specifically related to the Internet Business, including but not limited to: Actura Technology, FB Extractor, POF Ad Submitter, CyberLink, Quickbooks accounting files, Roxio, and the like.

Agreed & Accepted by DOMAIN MEDIA CORP.:

/s/ Christopher J. Kern

Authorized Signatory

Christopher J. Kern

6/20/2013

Date